UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2015

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2015, Saia, Inc. (the "Company") entered into a Fifth Amended and Restated Credit Agreement with its banking group (the "Restated Credit Agreement") and a Second Amended and Restated Master Shelf Agreement with its long-term note holders (the "Restated Master Shelf Agreement," and together with the Restated Credit Agreement, the "Restated Agreements"). These amendments:

• increase the size of the credit facility from $200 million to $250 million and continues to make available an accordion feature that allows for an additional $75 million in commitments under the facility;

• extend the maturity of the Restated Credit Agreement from June 2018 to March 2020;

• reduce the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended facility than under the previous credit agreement; and

• eliminate the borrowing base limitations, the minimum tangible net worth covenant and certain other covenants.

Under the terms of the Restated Agreements, the Company must continue to maintain certain financial covenants including a minimum fixed charge coverage ratio and a maximum leverage ratio, among others. The Restated Agreements also contain customary events of default that could result in acceleration of the indebtedness. The foregoing description of the Restated Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement and Restated Master Shelf Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the Company’s entry into the Restated Agreements is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Fifth Amended and Restated Credit Agreement, dated as of March 6, 2015, by and among Saia, Inc., BOKF, NA dba Bank of Oklahoma, N.A., as Administrative Agent and Collateral Agent, and the Banks named therein.

10.2 Second Amended and Restated Master Shelf Agreement, dated as of March 6, 2015, between Saia, Inc., The Prudential Insurance Company of America and other Noteholders named therein.

99.1 Press release dated March 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

March 9, 2015	By:	Stephanie R. Maschmeier

Name: Stephanie R. Maschmeier
Title: Controller and Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of March 6, 2015, by and among Saia, Inc., BOKF, NA dba Bank of Oklahoma, N.A., as Administrative Agent and Collateral Agent, and the Banks named therein.
10.2	Second Amended and Restated Master Shelf Agreement, dated as of March 6, 2015, between Saia, Inc., The Prudential Insurance Company of America and other Noteholders named therein.
99.1	Press release dated March 9, 2015.